Exhibit 99.1

News Release

Lockheed Martin Completes Acquisition of Sikorsky Aircraft

Corporation welcomes Sikorsky, a Lockheed Martin Company

BETHESDA, Md., Nov. 6, 2015 – Lockheed Martin (NYSE: LMT) has closed its acquisition of Sikorsky Aircraft, a world leader in military and commercial rotary-wing aircraft. Aligned under the Lockheed Martin Mission Systems and Training (MST) business segment, Sikorsky Aircraft is now known as Sikorsky, a Lockheed Martin company.

“Today we are proud to welcome the Sikorsky team to Lockheed Martin,” said Marillyn Hewson, Lockheed Martin chairman, president and CEO. “Lockheed Martin and Sikorsky share a legacy of innovation and performance that has shaped the history of aviation for more than a century. Together, we are even better positioned to provide the best value for our customers, employees and shareholders.”

The acquisition advances Lockheed Martin’s commitment to provide its customers with mission-ready solutions that are affordable and efficient, while expanding its core business into the growing areas of helicopter production and sustainment. Sikorsky’s ability to leverage Lockheed Martin’s scale will ensure it remains a technology leader at the forefront of vertical lift.

Dan Schultz has been named president of Sikorsky, a Lockheed Martin Company. Schultz led the integration efforts for Lockheed Martin leading up to today’s closure and previously served as the vice president for Lockheed Martin’s Ship & Aviation Systems line of business within MST.

“Dan is a former Marine helicopter pilot and has decades of experience in the rotary-wing segment, including leading Lockheed Martin’s helicopter system integration business,” Hewson said. “He brings a wealth of leadership experience and a deep understanding of our international customer base. I am confident he is the right person to lead Sikorsky at this pivotal time.”

Sikorsky, a Lockheed Martin company, will retain its headquarters in Stratford, Connecticut. The line of business employs nearly 15,000 employees in 11 countries. Its helicopters are used by all five branches of the U.S. armed forces, along with military services and commercial operators in 40 nations.

For high resolution imagery and broadcast-quality B-roll, visit our online media kit:

http://www.lockheedmartin.com/sikorskymediakit.

For additional information and updates on the Sikorsky acquisition, visit our website:

www.lockheedmartin.com/sikorsky.

About Lockheed Martin

Headquartered in Bethesda, Maryland, Lockheed Martin is a global security and aerospace company that – with the addition of Sikorsky – employs approximately 126,000 people worldwide and is principally engaged in the research, design, development, manufacture, integration and sustainment of advanced technology systems, products and services.

#     #    #

Media Contact:

Dan Nelson, +1 301-897-6357; dan.nelson@lmco.com

Forward-Looking Statements

This release contains statements which, to the extent they are not recitations of historical fact, constitute forward-looking statements within the meaning of the federal securities laws, including, among other things, statements regarding the benefits of the acquisition of Sikorsky Aircraft (the “Transaction”) and the future impact of the Transaction on the Corporation’s and Sikorsky’s businesses, including opportunities for growth and expanded capabilities and customer relationships as a result of the Transaction. Forward-looking statements are based on Lockheed Martin’s current expectations. There can be no assurance that future events will occur as anticipated and forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties including the ability to successfully integrate a complex transaction of this magnitude as well as realize synergies and other cost savings; potential disruption of the Corporation’s or Sikorsky Aircraft’s businesses due to Transaction-related changes; competitive responses to any transaction; unexpected costs, charges or expenses resulting from any transaction; potential adverse reactions or changes to business relationships; and business, economic and customer developments generally. For a discussion identifying important factors that could cause actual results to vary materially from those anticipated in the forward-looking statements, see the Corporation’s filings with the SEC including, but not limited to, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” in the Corporation’s Annual Report on Form 10-K for the year ended Dec. 31, 2014 and quarterly reports on Form 10-Q. The Corporation’s filings may be accessed through the Investor Relations page of its website, www.lockheedmartin.com/investor, or through the website maintained by the SEC at www.sec.gov. Except where required by applicable law, the Corporation expressly disclaims a duty to provide updates to forward-looking statements after the date of this release to reflect subsequent events, changed circumstances, changes in expectations, or the estimates and assumptions associated with them. The forward-looking statements in this release are intended to be subject to the safe harbor protection provided by the federal securities laws.